EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact: Mary Twinem 952.253.0731	Sally Smith – President and CEO Mary Twinem – CFO

Buffalo Wild Wings, Inc. Announces
Third Quarter 2009 Results

– Same-store sales increases of 0.8% at company-owned and 1.9% at franchised restaurants –

– Earnings per diluted share increase of 52% to $0.38 –

Minneapolis, Minnesota, October 27, 2009 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today financial results for the third quarter ended September 27, 2009. Highlights for the third quarter versus the same period a year ago were:

o	Total revenue increased 25.1% to $132.7 million

o	Company-owned restaurant sales grew 26.0% to $120.3 million

o	Same-store sales increased 0.8% at company-owned restaurants and 1.9% at franchised restaurants

o	Net earnings increased 50.4% to $6.9 million from $4.6 million, and earnings per diluted share increased 52.0% to $0.38 from $0.25

Sally Smith, President and Chief Executive Officer, commented, “Buffalo Wild Wings continues to deliver category-leading operational and financial performance as demonstrated by our outstanding third quarter results. Our revenue growth of 25% produced impressive net earnings growth of 50% over last year, achieving earnings per diluted share of $0.38. Our results demonstrate the compelling You Have To Be Here® experience that we provide to our Guests. I credit our success to the entire Buffalo Wild Wings Team for their continued dedication to improvement which delivered these great results.”

Total revenue increased 25.1% to $132.7 million in the third quarter compared to $106.1 million in the third quarter of 2008. Company-owned restaurant sales for the quarter increased 26.0% over the same period in 2008, to $120.3 million driven by a company-owned same-store sales increase of 0.8% and 33 additional company-owned restaurants in operation at the end of third quarter 2009 relative to the same period in 2008. Franchise royalties and fees increased 17.7% to $12.5 million versus $10.6 million in the third quarter of 2008. This increase was the result of a franchised same-store sales increase of 1.9% and 52 additional franchised restaurants at the end of the period versus a year ago.

Average weekly sales for company-owned restaurants were $42,602 for the third quarter of 2009 compared to $42,400 for the same quarter last year, a 0.5% increase. Franchised restaurants averaged $48,458 for the period versus $46,889 in the third quarter a year ago, a 3.3% increase.

For the third quarter, net earnings increased 50.4% to $6.9 million versus $4.6 million in the third quarter of 2008. Earnings per diluted share were $0.38, as compared to third quarter 2008 earnings per diluted share of $0.25.

2009 and 2010 Outlook

Ms. Smith continued, “Football season is off to a great start and our same-store sales momentum to date in the fourth quarter should provide a strong finish to the year. We are confident we will achieve our 2009 growth goals of 15% unit growth, 25% revenue growth, and 20 to 25% net earnings growth, with net earnings likely to be at the higher end of our stated goal.”

Ms. Smith concluded, “With the strong foundation we have built, we have set goals for 2010 that will uphold Buffalo Wild Wings as a leader in the casual dining category. Based on our current development pipeline, we believe we can achieve 13% to 15% unit growth in 2010, which, along with strong restaurant-level performance and leveraging our infrastructure, should translate into net earnings growth of 20%.”

Buffalo Wild Wings will be hosting a conference call today, October 27, 2009 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website www.buffalowildwings.com.

A replay of the call will be available until November 3, 2009. To access this replay, please dial 1.303.590.3030, password 4169893.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently 633 Buffalo Wild Wings locations across 41 states.

Forward-looking Statements

Certain statements in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, those relating to our fourth quarter sales and projected unit, revenue and earnings growth rates for 2009, 2010, and beyond. Forward-looking statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening in the future, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, unforeseen obstacles in developing nontraditional sites, the cost of commodities, the success of our marketing and other initiatives, our ability to control restaurant labor and other restaurant operating costs, economic conditions (including changes in consumer preferences or consumer discretionary spending), the availability of financing to real estate developers and franchisees, competition, the impact of applicable regulations, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

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BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Revenue:
Restaurant sales	$120,290	95,492	357,477	269,850
Franchise royalties and fees	12,451	10,582	36,441	31,354

Total revenue	132,741	106,074	393,918	301,204

Costs and expenses:
Restaurant operating costs:
Cost of sales	35,809	28,422	107,939	81,085
Labor	36,369	29,289	107,974	82,167
Operating	19,416	15,675	55,369	42,807
Occupancy	8,256	6,273	23,774	17,872
Depreciation and amortization	8,267	5,971	23,650	16,720
General and administrative (1)	12,943	10,684	36,136	29,072
Preopening	1,149	2,476	5,231	5,419
Loss on asset disposals and impairment	842	930	1,289	2,068

Total costs and expenses	123,051	99,720	361,362	277,210

Income from operations	9,690	6,354	32,556	23,994
Investment income	379	264	868	1,096

Earnings before income taxes	10,069	6,618	33,424	25,090
Income tax expense	3,197	2,050	11,091	8,382

Net earnings	$6,872	4,568	22,333	16,708

Earnings per common share – basic	$0.38	0.26	1.24	0.94
Earnings per common share – diluted	0.38	0.25	1.24	0.93
Weighted average shares outstanding – basic	18,024	17,823	18,001	17,800
Weighted average shares outstanding – diluted	18,098	17,920	18,068	17,903

(1) Includes stock-based compensation of $1,788, $1,297, and $4,278, and $3,221 respectively

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Nine months ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Revenue:
Restaurant sales	90.6%	90.0%	90.7%	89.6%
Franchising royalties and fees	9.4	10.0	9.3	10.4

Total revenue	100.0	100.0	100.0	100.0

Costs and expenses:
Restaurant operating costs:
Cost of sales	29.8	29.8	30.2	30.0
Labor	30.2	30.7	30.2	30.4
Operating	16.1	16.4	15.5	15.9
Occupancy	6.9	6.6	6.7	6.6
Depreciation and amortization	6.2	5.6	6.0	5.6
General and administrative	9.8	10.1	9.2	9.7
Preopening	0.9	2.3	1.3	1.8
Loss on asset disposals and impairment	0.6	0.9	0.3	0.7

Total costs and expenses	92.7	94.0	91.7	92.0

Income from operations	7.3	6.0	8.3	8.0
Investment income	0.3	0.2	0.2	0.4

Earnings before income taxes	7.6	6.2	8.5	8.3
Income tax expense	2.4	1.9	2.8	2.8

Net earnings	5.2	4.3	5.7	5.5

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 27, 2009 and December 28, 2008

(Dollar amounts in thousands)

(unaudited)

	September 27, 2009	December 28, 2008
Assets
Current assets:
Cash and cash equivalents	$12,083	$8,347
Marketable securities	40,283	36,157
Accounts receivable – franchisees, net of allowance of $25	1,037	895
Accounts receivable – other	7,669	5,759
Inventory	3,227	3,104
Prepaid expenses	3,512	3,294
Refundable income taxes	1,510	1,611
Deferred income taxes	4,935	1,731

Total current assets	74,256	60,898

Property and equipment, net	181,186	154,432
Restricted cash	21,325	7,670
Other assets	9,439	9,846
Goodwill	11,246	10,972

Total assets	$297,452	243,818

Liabilities and Stockholders’ Equity

Current liabilities:
Unearned franchise fees	$2,769	2,514
Accounts payable	19,682	16,691
Accrued compensation and benefits	15,968	14,155
Accrued expenses	6,487	7,116
Current portion of deferred lease credits	76	56

Total current liabilities	44,982	40,532

Long-term liabilities:
Other liabilities	1,388	1,270
System-wide payables	21,325	7,670
Deferred income taxes	15,119	8,916
Deferred lease credits, net of current portion	15,595	13,837

Total liabilities	98,409	72,225

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized; none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,025,351 and 17,887,271 respectively	91,435	86,318
Retained earnings	107,608	85,275

Total stockholders’ equity	199,043	171,593

Total liabilities and stockholders’ equity	$297,452	243,818

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

(unaudited)

	Nine months ended
	September 27, 2009	September 28, 2008
Cash flows from operating activities:
Net earnings	$22,333	16,708
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	23,191	16,720
Amortization	459	80
Loss on asset disposals and impairment	1,289	2,068
Deferred lease credits	1,705	1,426
Deferred income taxes	2,999	3,929
Stock-based compensation	4,278	3,221
Excess tax benefit from the exercise of stock options	(418)	(435)
Change in operating assets and liabilities, net of effect of acquisition:
Trading securities	(1,731)	(164)
Accounts receivable	(1,979)	(62)
Inventory	(123)	(327)
Prepaid expenses	(218)	438
Other assets	(52)	(429)
Unearned franchise fees	255	53
Accounts payable	2,792	2,519
Refundable income tax	519	1,016
Accrued expenses	2,662	1,511

Net cash provided by operating activities	57,961	47,272

Cash flows from investing activities:
Acquisition of property and equipment	(51,309)	(48,378)
Acquisition of franchised restaurants	—	(23,071)
Purchase of marketable securities	(39,115)	(98,984)
Proceeds of marketable securities	36,720	125,156

Net cash used in investing activities	(53,704)	(45,277)

Cash flows from financing activities:
Issuance of common stock	574	569
Tax payments for restricted stock units	(1,513)	(989)
Excess tax benefit from the exercise of stock options	418	435

Net cash provided by (used in) financing activities	(521)	15

Net increase in cash and cash equivalents	3,736	3,010

Cash and cash equivalents at beginning of period	8,347	1,521

Cash and cash equivalents at end of period	$12,083	4,531

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Restaurant Count
Company-owned Restaurants:

	Q1	Q2	Q3	Q4
2009	206	215	220
2008	165	169	187	197
2007	140	145	148	161
2006	124	129	134	139
2005	106	110	116	122

Franchised Restaurants:

	Q1	Q2	Q3	Q4
2009	373	383	400
2008	340	346	348	363
2007	299	301	313	332
2006	260	270	278	290
2005	212	224	234	248

Same-Store Sales

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2009	6.4%	2.8%	0.8%
2008	4.1%	8.3%	6.8%	4.5%	5.9%
2007	8.7%	8.1%	8.3%	3.4%	6.9%
2006	7.7%	8.2%	11.8%	13.2%	10.4%
2005	6.1%	2.7%	1.8%	2.5%	3.2%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2009	6.0%	3.7%	1.9%
2008	2.1%	4.5%	2.1%	2.5%	2.8%
2007	3.3%	4.0%	5.9%	2.3%	3.9%
2006	6.7%	4.7%	6.4%	6.5%	6.1%
2005	3.2%	1.8%	1.1%	2.6%	2.2%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Average Weekly Sales Volumes

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2009	$45,593	42,938	42,602
2008	41,438	40,572	42,400	43,864	42,141
2007	39,254	36,655	38,498	40,485	38,757
2006	35,857	33,660	35,380	38,800	36,033
2005	33,195	30,531	31,361	33,953	32,304

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2009	$50,729	48,619	48,458
2008	47,812	46,390	46,889	48,424	47,382
2007	46,439	43,998	45,879	47,293	45,901
2006	44,342	42,338	42,963	46,008	43,975
2005	41,309	39,824	40,149	42,533	40,999